KRUSE LANDA MAYCOCK & RICKS, LLC
                         50 WEST BROADWAY, EIGHTH FLOOR
                         SALT LAKE CITY, UTAH 84101-2034

ATTORNEYS AT LAW                                      TELEPHONE:  (801) 531-7090
www.klmrlaw.com                                        TELECOPY:  (801) 531-7091




                               September 12, 2005

Board of Directors
Essential Innovations Technology Corp.
#142 -- 114 West Magnolia Street, Suite 400
Bellingham, WA  98225

         Re:      Essential Innovations Technology Corp.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have been engaged by Essential Innovations Technology Corp. (the "Company") to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the registration statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

         In connection with this engagement, we have examined the following:

                  (1) Articles of Incorporation of the Company, as amended as of the date hereof;

                  (2) Bylaws of the Company, as amended as of the date hereof;

                  (3) the Registration Statement, including the financial statements of the Company incorporated by reference therein; and

                  (4) minutes of the Company's board of directors and stockholders or written consents of the Company's board of directors or stockholders in lieu thereof.

         We have examined such other corporate records and documents and have made such other examination as we deemed relevant. In rendering this opinion, we have assumed (i) the genuineness of all signatures on all documents not executed in our presence, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified or conformed copies, and (iv) the corporate minute books, stockholder records, and similar information furnished to us, and on which we have relied, are true, correct and complete. None of the factual matters or assumptions on which our opinion is based is, to our knowledge, false in any respect as they relate to the opinion below.

         Based upon the above examination, we are of the opinion that the common stock to be sold pursuant to the Registration Statement will be, when issued, legally issued, fully paid, and nonassessable under the Nevada law, including the Nevada Constitution, all applicable provisions of the Nevada Revised Statutes, and the reported judicial decisions interpreting those laws.

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
KRUSE LANDA MAYCOCK & RICKS, LLC
Board of Directors
Essential Innovations Technology Corp.
September 12, 2005
Page 2
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         This firm consents to being named in the Prospectus included in the
Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

         This opinion is rendered to you for use solely in connection with the Registration Statement and the consummation of the transactions contemplated therein. This opinion may not be relied on by any other person or used for any other purpose, without the express written consent of the undersigned.

                                            Sincerely,


                                            /s/ Kruse Landa Maycock & Ricks, LLC

                                            KRUSE LANDA MAYCOCK & RICKS, LLC
KLMR/KCT/vs